Exhibit 99.1

July 22, 2022

Twitter Announces Second Quarter 2022 Results

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its second quarter 2022.

Second Quarter 2022 Operational and Financial Highlights

Except as otherwise stated, all financial results discussed below are presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. As supplemental information, we have provided certain additional non-GAAP financial measures in this press release’s supplemental tables, and such supplemental tables include a reconciliation of these non-GAAP measures to our GAAP results. The sum of individual metrics may not always equal total amounts indicated due to rounding.

•Q2 average monetizable daily active usage (mDAU) was 237.8 million, up 16.6% compared to Q2 of the prior year. The increase was driven by ongoing product improvements and global conversation around current events.
◦Average US mDAU was 41.5 million for Q2, up 14.7% compared to Q2 of the prior year.
◦Average international mDAU was 196.3 million for Q2, up 17.0% compared to Q2 of the prior year.

•Q2 revenue totaled $1.18 billion, a decrease of 1% year-over-year, or an increase of 2% on a constant currency basis, reflecting advertising industry headwinds associated with the macroenvironment as well as uncertainty related to the pending acquisition of Twitter by an affiliate of Elon Musk. When excluding MoPub and MoPub Acquire, year-over-year growth was 3%.(1)
◦Advertising revenue totaled $1.08 billion, an increase of 2%, or 6% on a constant currency basis.
◦Subscription and other revenue totaled $101 million, a decrease of 27% year-over-year, or an increase of 7% year-over-year when excluding MoPub from the year ago period.(1)

•Costs and expenses totaled $1.52 billion, an increase of 31% year-over-year.
◦Costs related to the pending acquisition of Twitter were approximately $33 million in Q2.
◦Severance-related costs were approximately $19 million in Q2.

•Operating loss was $344 million, representing a -29% operating margin, compared to operating income of $30 million or 3% operating margin in the same period last year.

•Net loss was $270 million, representing a net margin of -23% and diluted EPS of -$0.35. This compares to net income of $66 million, a net margin of 6% and diluted EPS of $0.08 in the same period last year.

•Net cash provided by operating activities in the quarter was $30 million, compared to $382 million in the same period last year. Capital expenditures totaled $154 million, compared to $276 million in the same period last year.

Given the pending acquisition of Twitter by an affiliate of Elon Musk, we will not host an earnings conference call, issue a shareholder letter, or provide financial guidance in conjunction with our second quarter 2022 earnings release. For further detail and discussion of our financial performance please refer to our upcoming quarterly report on Form 10-Q for the quarter ended June 30, 2022.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and the reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP below.

_________________________
(1) In December 2021, we completed the wind down of MoPub Acquire and on January 1, 2022, we closed the sale of MoPub to AppLovin. MoPub revenue was previously reported in Subscription and Other Revenue, and MoPub Acquire revenue was previously reported in Advertising Revenue.

Elon Musk Transaction

As announced on April 25, 2022, we entered into a merger agreement, pursuant to which Twitter agreed to be acquired by an entity wholly owned by Elon Musk, for $54.20 per share in cash. Upon completion of the transaction, Twitter will become a privately held company.

On July 8, 2022, representatives of Mr. Musk delivered a notice purporting to terminate the merger agreement. Twitter believes that Mr. Musk’s purported termination is invalid and wrongful, and the merger agreement remains in effect. On July 12, 2022, Twitter commenced litigation against Mr. Musk and certain of his affiliates to cause them to specifically perform their obligations under the merger agreement and consummate the closing in accordance with the terms of the merger agreement. On July 19, 2022, Twitter’s request for an expedited trial was granted, and the trial is being scheduled for October 2022.

Adoption of the merger agreement by our stockholders is the only remaining approval or regulatory condition to completing the merger under the merger agreement. The exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to ongoing litigation, adoption of the merger agreement by our stockholders and the satisfaction of the remaining closing conditions.

About Twitter, Inc. (NYSE: TWTR)

Twitter is what’s happening and what people are talking about right now. To learn more, visit about.twitter.com and follow @Twitter. Let’s talk.

A Note About Metrics

Twitter defines monetizable daily active usage or users (mDAU) as people, organizations, or other accounts who logged in or were otherwise authenticated and accessed Twitter on any given day through twitter.com, Twitter applications that are able to show ads, or paid Twitter products, including subscriptions. Average mDAU for a period represents the number of mDAU on each day of such period divided by the number of days for such period. Changes in mDAU are a measure of changes in the size of our daily logged in or otherwise authenticated active total accounts. To calculate the year-over-year change in mDAU, we subtract the average mDAU for the three months ended in the previous year from the average mDAU for the same three months ended in the current year and divide the result by the average mDAU for the three months ended in the previous year. Additionally, our calculation of mDAU is not based on any standardized industry methodology and is not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our measures of mDAU growth and engagement may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology.

The numbers of mDAU presented in our earnings materials are based on internal company data. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement across our large number of total accounts around the world. Furthermore, our metrics may be impacted by our information quality efforts, which are our overall efforts to reduce malicious activity on the service, inclusive of spam, malicious automation, and fake accounts. For example, there are a number of false or spam accounts in existence on our platform. We have performed an internal review of a sample of accounts and estimate that the average of false or spam accounts during the second quarter of 2022 represented fewer than 5% of our mDAU during the quarter. The false or spam accounts for a period represents the average of false or spam accounts in the samples during each monthly analysis period during the quarter. In making this determination, we applied significant judgment, so our estimation of false or spam accounts may not accurately represent the actual number of such accounts, and the actual number of false or spam accounts could be higher than we have estimated. We are continually seeking to improve our ability to estimate the total number of spam accounts and eliminate them from the calculation of our mDAU, and have made improvements in our spam detection capabilities that have resulted in the suspension of a large number of spam, malicious automation, and fake accounts. We intend to continue to make such improvements. After we determine an account is spam, malicious automation, or fake, we stop counting it in our mDAU, or other related metrics. We also treat multiple accounts held by a single person or organization as multiple mDAU because we permit people and organizations to have more than one account. Additionally, some accounts used by organizations are used by many people within the organization. As such, the calculations of our mDAU may not accurately reflect the actual number of people or organizations using our platform.

In addition, geographic location data collected for purposes of reporting the geographic location of our mDAU is based on the IP address or phone number associated with the account when an account is initially registered on Twitter. The IP address or phone number may not always accurately reflect a person’s actual location at the time they engaged with our platform. For example, someone accessing Twitter from the location of the proxy server that the person connects to rather than from the person’s actual location.

We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including revenues excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP income (loss) before income taxes, non-GAAP provision for (benefit from) income taxes, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, non-GAAP costs and expenses, and adjusted free cash flow, as well as measures excluding MoPub Acquire (formerly known as CrossInstall), which we wound down in December 2021, and MoPub, which we sold to AppLovin on January 1, 2022.

In order to present revenues on a constant currency basis for the fiscal quarter ended June 30, 2022, Twitter translated the applicable measure using the prior year's monthly exchange rates for its settlement currencies other than the US dollar. Twitter defines non-GAAP income (loss) before income taxes as income (loss) before income taxes adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment (gain) on investments in privately held companies, restructuring charges, and one-time non-recurring gain, if any; Twitter defines non-GAAP provision for (benefit from) income taxes as the current and deferred income tax expense commensurate with the non-GAAP measure of profitability using the estimated annual effective tax rate, which is dependent on the jurisdictional mix of earnings; and Twitter defines non-GAAP net income (loss) as net income (loss) adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment (gain) on investments in privately held companies, restructuring charges, and one-time non-recurring gain, if any, and adjustment to income tax expense based on the non-GAAP measure of profitability using the estimated annual effective tax rate, which is dependent on the jurisdictional mix of earnings. Non-GAAP diluted net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP diluted share count. Non-GAAP diluted share count is GAAP basic share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes, and warrants. Twitter defines adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision for (benefit from) income taxes, restructuring charges, and one-time non-recurring gain, if any. Twitter defines non-GAAP costs and expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash expense related to acquisitions, restructuring charges, and one-time non-recurring gain, if any. Adjusted free cash flow is GAAP net cash provided by operating activities less capital expenditures (i.e., purchases of property and equipment including equipment purchases that were financed through finance leases, less proceeds received from the disposition of property and equipment).

Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter believes that revenues on a constant currency basis, non-GAAP income (loss) before income taxes, non-GAAP provision for (benefit from) income taxes, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, and non-GAAP costs and expenses provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects, and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance.

Twitter believes that revenues on a constant currency basis is a useful metric that facilitates comparison to its historical performance. Twitter believes that non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, and non-GAAP costs and expenses help identify underlying trends in its business that could otherwise be masked by expenses and one-time gains or charges, or the effects of the income tax benefits related to the establishment of deferred tax assets and the tax provisions from the establishment of a valuation allowance against deferred tax assets described above, which are non-operating benefits and expenses.

In addition, Twitter believes that adjusted free cash flow provides useful information to management and investors about the amount of cash from operations and that it is typically a more conservative measure of cash flows. However, adjusted free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of its ability to fund its cash needs.

We have included measures excluding MoPub and MoPub Acquire because such businesses are no longer part of our operations, and we believe these measures are useful in understanding the ongoing results of our operations.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Additional Information and Where to Find It

Twitter has filed a preliminary proxy statement in connection with its Special Meeting of Stockholders (the Special Meeting) related to the pending acquisition of Twitter (the Transaction). Prior to the Special Meeting, Twitter will furnish a definitive proxy statement to its stockholders, together with a proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Twitter’s stockholders is available in Twitter’s preliminary proxy statement.

Stockholders may obtain, free of charge, Twitter’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Twitter with the U.S. Securities and Exchange Commission (the SEC) in connection with the Special Meeting at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive proxy statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Special Meeting will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the effect of macroeconomic trends and conditions on our results of operations; statements regarding the Transaction, including the purported termination of the merger agreement and our litigation involving Mr. Musk and his affiliates; the closing of the Transaction on the terms reflected in the merger agreement, if at all; and expectations for Twitter following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Twitter’s assumptions prove incorrect, Twitter’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that Twitter’s stockholders do not approve the merger agreement; the occurrence of any event, change or other circumstances that could result in the merger agreement being terminated or the merger not being completed on the terms reflected in the merger agreement, or at all, and the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee; the nature, cost and outcome of any legal proceedings that have been or may be instituted against us and others related to the merger agreement, including our litigation involving Mr. Musk and his affiliates; uncertainties as to the timing of the consummation of the Transaction, if at all; the ability of each party to consummate the Transaction; possible disruption related to the Transaction and publicity about the Transaction to Twitter’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Twitter files with the SEC, including Twitter’s Quarterly Report on Form 10-Q filed with the SEC on May 2, 2022, which may be obtained on the investor relations section of Twitter’s website (https://investor.twitterinc.com). All forward-looking statements in this communication are based on information available to Twitter as of the date of this communication, and Twitter does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investors:
ir@twitter.com

Press:
press@twitter.com

TWITTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$2,680,596	$2,186,549
Short-term investments	3,440,147	4,207,133
Accounts receivable, net	972,591	1,217,404
Prepaid expenses and other current assets	180,247	266,484
Assets held for sale	—	40,800
Total current assets	7,273,581	7,918,370
Property and equipment, net	2,175,290	2,082,160
Operating lease right-of-use assets	1,372,465	1,195,124
Intangible assets, net	52,643	69,324
Goodwill	1,303,438	1,301,520
Deferred tax assets, net	997,900	1,148,573
Other assets	403,970	344,445
Total assets	$13,579,287	$14,059,516
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$153,092	$203,171
Accrued and other current liabilities	676,189	918,350
Operating lease liabilities, short-term	187,982	222,346
Total current liabilities	1,017,263	1,343,867
Convertible notes, long-term	3,563,136	3,559,023
Senior notes, long-term	1,683,713	693,996
Operating lease liabilities, long-term	1,282,393	1,071,209
Deferred and other long-term tax liabilities, net	41,190	40,691
Other long-term liabilities	59,111	43,531
Total liabilities	7,646,806	6,752,317
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	7,019,800	8,432,112
Treasury stock	—	(5,295)
Accumulated other comprehensive loss	(200,456)	(117,320)
Accumulated deficit	(886,867)	(1,002,302)
Total stockholders’ equity	5,932,481	7,307,199
Total liabilities and stockholders’ equity	$13,579,287	$14,059,516

TWITTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$1,176,660	$1,190,427	$2,377,644	$2,226,445
Costs and expenses
Cost of revenue	540,676	416,932	1,048,126	797,940
Research and development	454,859	299,859	826,554	550,568
Sales and marketing	308,301	301,902	608,110	536,494
General and administrative	216,586	141,482	366,449	259,009
Total costs and expenses	1,520,422	1,160,175	2,849,239	2,144,011
Income (loss) from operations	(343,762)	30,252	(471,595)	82,434
Interest expense	(23,342)	(13,893)	(38,786)	(27,078)
Interest income	13,595	9,202	21,557	20,203
Other income, net	17,616	55,739	11,110	55,745
Gain (loss) on sale of asset group	(11)	—	970,463	—
Income (loss) before income taxes	(335,904)	81,300	492,749	131,304
Provision (benefit) for income taxes	(65,897)	15,651	249,470	(2,350)
Net income (loss)	$(270,007)	$65,649	$243,279	$133,654
Net income (loss) per share:
Basic	$(0.35)	$0.08	$0.31	$0.17
Diluted	$(0.35)	$0.08	$0.30	$0.16
Numerator used to compute net income (loss) per share:
Basic	$(270,007)	$65,649	$243,279	$133,654
Diluted	$(270,007)	$68,501	$246,934	$138,896
Weighted-average shares used to compute net income (loss) per share:
Basic	766,837	796,472	772,911	795,992
Diluted	766,837	869,180	835,661	870,622

TWITTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net income (loss)	$(270,007)	$65,649	$243,279	$133,654
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	173,288	134,812	333,571	265,864
Stock-based compensation expense	282,190	178,202	459,453	289,075
Bad debt expense	397	1,796	(312)	391
Deferred income taxes	(59,559)	856	131,148	(23,017)
Gain on investments in privately-held companies	(22,600)	(51,894)	(22,600)	(51,894)
Loss (gain) on sale of asset group	11	—	(970,463)	—
Other adjustments	(5,047)	(3,272)	945	1,467
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable	37,842	(100,328)	228,579	88,969
Prepaid expenses and other assets	67,864	36,469	19,028	(44,520)
Operating lease right-of-use assets	66,667	54,803	132,721	104,049
Accounts payable	(52,595)	27,626	(88,205)	2,818
Accrued and other liabilities	(110,092)	92,861	(178,045)	99,243
Operating lease liabilities	(78,663)	(55,613)	(133,312)	(93,948)
Net cash provided by operating activities	29,696	381,967	155,787	772,151
Cash flows from investing activities
Purchases of property and equipment	(154,496)	(279,195)	(317,670)	(460,376)
Proceeds from sales of property and equipment	850	3,002	3,332	4,837
Purchases of marketable securities	(543,093)	(794,866)	(1,643,930)	(2,165,696)
Proceeds from maturities of marketable securities	1,068,945	863,076	1,766,296	2,084,537
Proceeds from sales of marketable securities	(1)	25,191	590,592	1,092,794
Purchases of investments in privately-held companies	(1,522)	(630)	(6,536)	(31,497)
Proceeds from sale of asset group	—	—	1,050,000	—
Investments in Finance Justice Fund	(24,000)	(12,500)	(30,500)	(22,700)
Business combinations, net of cash acquired	(9,379)	(14,559)	(9,379)	(22,937)
Other investing activities	—	700	—	(8,385)
Net cash provided by (used in) investing activities	337,304	(209,781)	1,402,205	470,577
Cash flows from financing activities
Proceeds from issuance of convertible notes	—	—	—	1,437,500
Proceeds from issuance of senior notes	—	—	1,000,000	—
Purchases of convertible note hedges	—	—	—	(213,469)
Proceeds from issuance of warrants concurrent with note hedges	—	—	—	161,144
Debt issuance costs	—	—	(11,270)	(16,769)
Repurchases of common stock	—	(333,812)	(2,077,759)	(495,364)
Taxes paid related to net share settlement of equity awards	(8,951)	(4,928)	(13,141)	(15,497)
Payments of finance lease obligations	—	—	—	(565)
Proceeds from exercise of stock options	254	28	320	1,986
Proceeds from issuances of common stock under employee stock purchase plan	49,404	39,531	49,404	39,531
Net cash provided by (used in) financing activities	40,707	(299,181)	(1,052,446)	898,497
Net increase (decrease) in cash, cash equivalents and restricted cash	407,707	(126,995)	505,546	2,141,225
Foreign exchange effect on cash, cash equivalents and restricted cash	(10,838)	4,019	(11,652)	(3,999)
Cash, cash equivalents and restricted cash at beginning of period	2,307,710	4,271,478	2,210,685	2,011,276
Cash, cash equivalents and restricted cash at end of period	$2,704,579	$4,148,502	$2,704,579	$4,148,502
Supplemental disclosures of non-cash investing and financing activities
Changes in accrued property and equipment purchases	$13,466	$81,227	$49,632	$138,257
Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flows
Cash and cash equivalents	$2,680,596	$4,125,595	$2,680,596	$4,125,595
Restricted cash included in prepaid expenses and other current assets	7,943	3,286	7,943	3,286
Restricted cash included in other assets	16,040	19,621	16,040	19,621
Total cash, cash equivalents and restricted cash	$2,704,579	$4,148,502	$2,704,579	$4,148,502

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Non-GAAP net income (loss):
Net income (loss) (1)	$(270,007)	$65,649	$243,279	$133,654
Exclude: Provision (benefit) for income taxes	(65,897)	15,651	249,470	(2,350)
Income (loss) before income taxes	(335,904)	81,300	492,749	131,304
Exclude:
Stock-based compensation expense	282,190	178,202	459,453	289,075
Amortization of acquired intangible assets	8,646	11,732	18,232	19,839
Gain on investments in privately-held companies	(22,600)	(51,894)	(22,600)	(51,894)
Non-GAAP income (loss) before income taxes	(67,668)	219,340	947,834	388,324
Non-GAAP provision (benefit) for income taxes	(9,940)	44,821	249,991	72,594
Non-GAAP net income (loss)	$(57,728)	$174,519	$697,843	$315,730
Non-GAAP diluted net income (loss) per share:
Non-GAAP net income (loss)	$(57,728)	$174,519	$697,843	$315,730
Plus: interest expense on convertible notes, net of tax (2)	—	5,100	3,655	9,690
Numerator used to compute non-GAAP diluted net income (loss) per share	$(57,728)	$179,619	$701,498	$325,420
GAAP diluted shares (3)	766,837	869,180	835,661	870,622
Non-GAAP dilutive securities (4)	—	12,287	—	12,287
Non-GAAP diluted shares	766,837	881,467	835,661	882,909
Non-GAAP diluted net income (loss) per share	$(0.08)	$0.20	$0.84	$0.37
Adjusted EBITDA:
Net income (loss) (1)	$(270,007)	$65,649	$243,279	$133,654
Exclude:
Stock-based compensation expense	282,190	178,202	459,453	289,075
Depreciation and amortization expense	173,288	134,812	333,571	265,864
Interest and other expense (income), net	(7,869)	(51,048)	6,119	(48,870)
Provision (benefit) for income taxes	(65,897)	15,651	249,470	(2,350)
Adjusted EBITDA	$111,705	$343,266	$1,291,892	$637,373
Stock-based compensation expense by function:
Cost of revenue	$19,813	$13,120	$32,693	$21,852
Research and development	167,403	103,312	274,007	168,468
Sales and marketing	50,792	36,371	79,956	57,542
General and administrative	44,182	25,399	72,797	41,213
Total stock-based compensation expense	$282,190	$178,202	$459,453	$289,075
Amortization of acquired intangible assets by function:
Cost of revenue	$5,095	$6,973	$11,219	$13,472
Research and development	3,551	4,609	7,013	6,117
Sales and marketing	—	150	—	250
Total amortization of acquired intangible assets	$8,646	$11,732	$18,232	$19,839
Non-GAAP costs and expenses:
Total costs and expenses	$1,520,422	$1,160,175	$2,849,239	$2,144,011
Exclude:
Stock-based compensation expense	(282,190)	(178,202)	(459,453)	(289,075)
Amortization of acquired intangible assets	(8,646)	(11,732)	(18,232)	(19,839)
Total non-GAAP costs and expenses	$1,229,586	$970,241	$2,371,554	$1,835,097
Adjusted free cash flow:
Net cash provided by operating activities (5)	$29,696	$381,967	$155,787	$772,151
Less: purchases of property and equipment	(154,496)	(279,195)	(317,670)	(460,376)
Plus: proceeds from sales of property and equipment	850	3,002	3,332	4,837
Adjusted free cash flow	$(123,950)	$105,774	$(158,551)	$316,612

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
(Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue, advertising revenue, and subscription and other revenue excluding MoPub and MoPub Acquire:
Revenue	$1,176,660	$1,190,427	$2,377,644	$2,226,445
Exclude: MoPub and MoPub Acquire revenue	—	(52,943)	—	(104,153)
Total revenue excluding MoPub and MoPub Acquire revenue	$1,176,660	$1,137,484	$2,377,644	$2,122,292

Advertising revenue	$1,076,003	$1,053,411	$2,182,581	$1,952,251
Exclude: MoPub Acquire revenue	—	(10,354)	—	(23,761)
Advertising revenue excluding MoPub Acquire revenue	$1,076,003	$1,043,057	$2,182,581	$1,928,490

Subscription and other revenue	$100,657	$137,016	$195,063	$274,194
Exclude: MoPub revenue	—	(42,589)	—	(80,392)
Subscription and other revenue excluding MoPub revenue	$100,657	$94,427	$195,063	$193,802

(1) In the first quarter of 2022, we recorded a $970 million pre-tax gain on the sale of our MoPub asset group and related income tax expense of $331 million.
(2) In the three months ended June 30, 2021 and the six months ended June 30, 2022 and 2021, interest expense on the convertible notes outstanding in the respective period, net of any income tax effects, is added back to the numerator for purposes of the if-converted method used to calculate non-GAAP diluted net income per share. In the three months ended June 30, 2022, interest expense is not added back due to the GAAP net loss position.

(3) Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stocks, the convertible notes, and warrants. There is no dilutive effect of the common stock instruments, the convertible notes, or the related hedge and warrant transactions in the three months ended June 30, 2022 due to the GAAP net loss position. GAAP diluted shares in the three months ended June 30, 2021 and six months ended June 30, 2022 and 2021 reflect the dilutive effect of the 2024 convertible notes, 2025 convertible notes, and 2026 convertible notes. In the three and six months ended June 30, 2021, the 2021 convertible notes were not included in the computation of GAAP diluted shares as the effect of including these shares in the calculation would have been anti-dilutive.

(4) In the three and six months ended June 30, 2021, the 2021 convertible notes were included in the computation of non-GAAP diluted shares as the effect of including these shares in the calculation is dilutive.

(5) Net cash provided by operating activities in the six months ended June 30, 2022 reflects a $150 million payment we made to the Federal Trade Commission related to a draft complaint we received in 2020.

TWITTER, INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP CONSTANT CURRENCY REVENUE
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue, advertising revenue, subscription and other(1) revenue, international revenue and international advertising revenue excluding foreign exchange effect:
Revenue	$1,177	$1,190	$2,378	$2,226
Foreign exchange effect on 2022 revenue using 2021 rates	39		66
Revenue excluding foreign exchange effect	$1,216		$2,444
Revenue year-over-year change percent	(1)%		7%
Revenue excluding foreign exchange effect year-over-year change percent	2%		10%

Advertising revenue	$1,076	$1,053	$2,183	$1,952
Foreign exchange effect on 2022 advertising revenue using 2021 rates	39		66
Advertising revenue excluding foreign exchange effect	$1,115		$2,249
Advertising revenue year-over-year change percent	2%		12%
Advertising revenue excluding foreign exchange effect year-over-year change percent	6%		15%

Subscription and other revenue	$101	$137	$195	$274
Foreign exchange effect on 2022 subscription and other revenue using 2021 rates	—		—
Subscription and other revenue excluding foreign exchange effect	$101		$195
Subscription and other revenue year-over-year change percent	(27)%		(29)%
Subscription and other revenue excluding foreign exchange effect year-over-year change percent	(27)%		(29)%

International revenue	$515	$537	$1,045	$1,017
Foreign exchange effect on 2022 international revenue using 2021 rates	39		66
International revenue excluding foreign exchange effect	$554		$1,111
International revenue year-over-year change percent	(4)%		3%
International revenue excluding foreign exchange effect year-over-year change percent	3%		9%

International advertising revenue	$483	$491	$978	$926
Foreign exchange effect on 2022 international advertising revenue using 2021 rates	39		66
International advertising revenue excluding foreign exchange effect	$522		$1,044
International advertising revenue year-over-year change percent	(2)%		6%
International advertising revenue excluding foreign exchange effect year-over-year change percent	6%		13%

(1) To better reflect our business opportunities, including the sale of MoPub and the launch of Twitter Blue, we updated the name of “Data Licensing and Other Revenue” to “Subscription and Other Revenue” in the first quarter of 2022. This revenue line includes subscription revenue from the Twitter Developer Platform, Twitter Blue, and other subscription-related offerings.